Exhibit 4.1

C0000000230 | M

Number

00000000

Westport Fuel Systems Inc.

INCORPORATED UNDER THE ALBERTA BUSINESS CORPORATIONS ACT

Shares

****0*********

THIS CERTIFIES THAT **SPECIMEN**

CUSIP 960908507

IS THE REGISTERED HOLDER OF ***0***

ISIN CA9609085076

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

Westport Fuel Systems Inc.

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated: Jul 08, 2026

CEO

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA AND JERSEY CITY, NJ)
TRANSFER AGENT AND REGISTRAR

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(VANCOUVER) (TORONTO) (CALGARY)
TRANSFER AGENT AND REGISTRAR

CFO

By ______________________
Authorized Officer

By ______________________
Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Vancouver, BC; Toronto, ON; Calgary, AB or at the offices of Computershare Trust Company, N.A. in Canton, MA and Jersey City, NJ.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

00230504

CSAE_WIP_WPTQ_C03.mtl_pulls/000001/000001/

Printed by CANADIAN BANK NOTE COMPANY, LIMITED

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.